Exhibit 99.1
FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals’ Contacts:
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838
IDENIX PHARMACEUTICALS REPORTS FOURTH QUARTER AND
YEAR END FINANCIAL RESULTS
Cambridge, MA — February 17, 2009 - Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases, today reported unaudited financial results for the fourth quarter and year ended December 31, 2008. At December 31, 2008, Idenix’s cash, cash equivalents and marketable securities totaled $46.1 million.
Business Highlights
•	Idenix successfully completed a phase I/II proof-of-concept study of IDX899, a non-nucleoside reverse transcriptase inhibitor (NNRTI) for the treatment of human immunodeficiency virus (HIV) in September 2008. In February 2009, the company announced that it had licensed its NNRTI program, including IDX899, to GlaxoSmithKline (GSK) and, subject to closing conditions, will receive a $34 million payment, $17 million of which will be a cash payment and the other $17 representing the purchase of shares of Idenix common stock by GSK. Idenix will also be eligible to receive up to $416 million in development, regulatory and sales milestones.

•	During 2008, Idenix completed a phase I, healthy volunteer study of IDX184, its lead nucleotide polymerase inhibitor for the treatment of hepatitis C, and advanced the drug candidate into proof-of-concept testing in treatment-naïve HCV-infected patients.

•	Additionally, during 2008, the company selected clinical candidates and continued IND-enabling preclinical studies for its lead HCV non-nucleoside polymerase inhibitor and HCV protease inhibitor programs.
“Idenix began 2008 with a renewed focus on our discovery and development programs and ended the year with a successfully completed proof-of-concept study for IDX899 for the treatment of HIV and a robust pipeline of HCV programs spanning the three classes of direct-acting antivirals,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “As we begin 2009, the recent execution of the license agreement for IDX899 enables us to focus all of our resources on the advancement of our HCV programs, with the goal of having a drug candidate from each of the three major classes of direct-acting antivirals in the clinic.”
For the fourth quarter ended December 31, 2008, Idenix reported total revenues of $4.3 million, compared with total revenues of $12.6 million in the fourth quarter of 2007. The decrease was mainly due to $10.1 million in lower reimbursements of research and development costs from Novartis. Idenix reported a net loss of $13.9 million, or a loss of $0.25 per basic and diluted share, for the fourth quarter ended December 31, 2008, compared to a net loss of $17.5 million, or a loss of $0.31 per basic and diluted share for the fourth quarter ended December 31, 2007.
For the twelve months ended December 31, 2008, Idenix reported total revenues of $10.0 million, compared with total revenues of $68.0 million for the twelve months ended December 31, 2007. The majority of the decrease was due to $40.6 million in lower reimbursements of research and development costs from Novartis, a decrease of $10.0 million due to the lack of milestone payments in 2008 as compared to 2007 and $8.0 million due to lower license fee revenue. The company reported a net loss of $70.2 million, or a loss of $1.24 per basic and diluted share for the twelve months ended December 31, 2008, compared with $82.5 million, or a loss of $1.47 per basic and diluted share for the twelve months ended December 31, 2007. The net loss reported for the twelve months ended December 31, 2007 included $8.7 million in restructuring charges, which included the impairment of certain assets equal to approximately $2.1 million.

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2009 Financial Guidance
Including the $34 million Idenix expects to receive from the licensing of IDX899, the company anticipates that its current cash, cash equivalents and marketable securities can fund operations through at least the next twelve months. This guidance assumes no milestone payments, additional license fees, reimbursement for development programs, and no financing activities during 2009.
Conference Call and Webcast Information
Idenix will hold a conference call today at 4:30 p.m. ET. To access the call please dial (800) 471-3635 U.S./Canada or (706) 758-9475 International and enter passcode 84153140. To listen to a live webcast of the call, go to “Calendar of Events” in the Idenix Investor Center at www.idenix.com. Please log in approximately 10 minutes before the call to ensure a timely connection. A replay of the conference call and webcast will be available until March 4, 2009. To access the replay, please dial (800) 642-1687 U.S./Canada or (706) 645-9291 International and enter the passcode 84153140.
About Idenix
Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of hepatitis C virus. For further information about Idenix, please refer to www.idenix.com.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “plans,” “anticipates,” “will,” “expects,” “goal” or similar expressions, or by express or implied statements with respect to the company’s clinical development programs or commercialization activities in HIV or hepatitis C, or any potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of IDX184 and any future clinical trials involving IDX184 and expectations with respect to additional milestone payments, future royalty payments, funding of operations and future cash balances. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. There can be no guarantees that historical sales of Tyzeka®/Sebivo® (telbivudine) will in any way suggest future royalty payments or royalty rates owed to the company, or that the company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization. In particular, management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the company’s dependence on its collaboration with Novartis Pharma AG and GlaxoSmithKline, respectively; changes in the company’s business plan or objectives; the ability of the company to attract and retain qualified personnel; competition in general; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 as filed with the Securities and Exchange Commission (SEC) and other filings that the company makes with the SEC.
All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
Collaboration revenue — related party	$4,247	$12,573	$9,815	$64,751
Other revenue	21	29	234	3,277

Total revenues	4,268	12,602	10,049	68,028
Operating expenses (1):
Cost of sales	479	1,487	1,745	2,001
Research and development	11,949	20,294	53,887	85,839
Selling, general and administrative	5,702	9,278	27,130	63,348
Restructuring and impairment charges	—	2,305	297	8,744

Total operating expenses	18,130	33,364	83,059	159,932

Loss from operations	(13,862)	(20,762)	(73,010)	(91,904)
Investment and other income (expense), net	(780)	4,389	781	9,887

Loss before income taxes	(14,642)	(16,373)	(72,229)	(82,017)
Income tax benefit (expense)	693	(1,122)	2,023	(498)

Net loss	$(13,949)	$(17,495)	$(70,206)	$(82,515)

Basic and diluted net loss per share:	($0.25)	($0.31)	($1.24)	($1.47)

Shares used in calculation of basic and diluted net loss per share:	56,524	56,189	56,403	56,169

(1) Stock-based compensation expenses included in operating expenses amounted to approximately:

Research and development	$440	$560	$2,005	$3,005
Selling, general and administrative	790	899	3,397	4,758
Restructuring and impairment charges	—	—	—	968

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31,	December 31,
	2008	2007

ASSETS
Cash and cash equivalents	$41,509	$48,260
Marketable securities	1,424	39,862
Receivables from related party	894	11,196
Other current assets	6,214	4,401

Total current assets	50,041	103,719
Intangible asset, net	12,387	13,548
Property and equipment, net	13,238	15,460
Marketable securities, non-current	3,145	23,882
Other assets	969	3,931

Total assets	$79,780	$160,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$13,136	$21,809
Deferred revenue, related party	5,965	8,372
Other current liabilities	475	553

Total current liabilities	19,576	30,734
Long-term obligations	17,061	19,107
Deferred revenue, related party, net of current portion	35,790	41,861

Total liabilities	72,427	91,702
Stockholders’ equity	7,353	68,838

Total liabilities and stockholders’ equity	$79,780	$160,540

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